FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Carolyn Ross, (972) 673-7935

DR PEPPER SNAPPLE GROUP TO PRESENT AT SANFORD C. BERNSTEIN STRATEGIC DECISIONS CONFERENCE 2012

PLANO, Texas – May 16, 2012 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Larry Young, president and CEO, and Marty Ellen, chief financial officer, will present at the Sanford C. Bernstein Strategic Decisions Conference 2012 in New York on Wednesday, May 30, at 4:00 p.m. EDT.

The audio will be accessible live through the DPS website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 11 of our 14 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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